Exhibit 99.2

GrowGeneration to Participate in Upcoming Virtual Investment Conferences

DENVER, June 1, 2021 /PRNewswire/ -- GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”), the nation’s largest chain of specialty hydroponic and organic garden centers, announced today that the Company will participate in the following virtual investment conferences:

Craig-Hallum 18th Annual Institutional Investor Conference

Darren Lampert, GrowGeneration’s Co-founder and Chief Executive Officer, and Jeff Lasher, Chief Financial Officer, will hold virtual one-on-one meetings with institutional investors on Wednesday, June 2, 2021.

Benzinga Cannabis Capital Conference

Darren Lampert, GrowGeneration’s Co-founder and Chief Executive Officer, will deliver the keynote address on Thursday, June 3, 2021 at 9:10 am ET.

Piper Sandler 41st Annual Consumer Marketplace Conference

Darren Lampert, GrowGeneration’s Co-founder and Chief Executive Officer, and Jeff Lasher, Chief Financial Officer, will participate in a fireside chat on Thursday, June 3 at 3:00pm ET. Management will hold virtual one-on-one meetings with institutional investors during the day.

Stifel 2021 Virtual Cross Sector Insight Conference

Darren Lampert, GrowGeneration’s Co-founder and Chief Executive Officer, and Jeff Lasher, Chief Financial Officer, will participate in a fireside chat on Thursday, June 10 at 10:40 am ET.

About GrowGeneration Corp:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 55 stores, which include 20 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 2 locations in Nevada, 2 locations in Washington, 2 locations in Oregon, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts.

GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B ERP platform, agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers.

Contacts:

Company Inquiries:

GrowGeneration Corp.

610-216-0057

michael@growgeneration.com

Investor Contact:

John Evans

GrowGeneration

415-309-0230

john.evans@growgeneration.com